Calculation of Filing Fee Tables
S-8
Tempus AI, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.0001 par value per share, 2024 Equity Incentive Plan	Other	5,993,794	$ 55.815	$ 334,543,612.11	0.0001381	$ 46,200.48
Total Offering Amounts:						$ 334,543,612.11		$ 46,200.48
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 46,200.48
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock, $0.0001 par value per share ("Class A Common Stock"), of Tempus AI, Inc. (the "Registrant") that become issuable under the Registrant's 2024 Equity Incentive Plan (the "2024 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Class A Common Stock as reported on the Nasdaq Global Select Market on February 18, 2026. (3) Represents the automatic increase to the number of shares of the Registrant's Class A Common Stock available for issuance under the 2024 Plan effective January 1, 2026, as provided for under the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Plan on January 1st of each year, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to a number of shares of Class A Common Stock (the "Evergreen Increase") such that the sum of (x) the remaining number of shares available under the 2024 Plan and (y) the Evergreen Increase is equal to 5% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding on December 31 of the preceding year; provided, however, that the Registrant's board of directors may act prior to January 1st of a given year to provide that the Evergreen Increase for such year will be a lesser number of shares of Class A Common Stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A